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                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------



     THIS AGREEMENT is made as of the 7th day of August, 1995, by and between FILM ROMAN, INC., a California corporation, 12020 Chandler Street, North Hollywood, California 91607 ("Company") and PHILIP ROMAN, 3123 La Suvida, Los Angeles, California 90068 ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment:
         ----------

         1.1. Company shall employ Executive and Executive accepts such employment with the Company upon the terms and conditions set forth in this agreement.

         1.2. During the Term (defined below) Executive shall serve as President and Chief Executive Officer of Company and any subsidiaries, with services to be of the same type and commensurate with those currently being rendered by Executive; Executive shall be a member of Company's Board of Directors ("Board") and Executive shall also serve as Chairman of the Board.

         1.3. Executive shall perform his duties and responsibility to the best of his abilities in a diligent, trustworthy, business-like and efficient manner.

         1.4. Reference is made to Company's "Employee Handbook" as the same may be currently in effect or hereafter modified (modifications, if any, which are inconsistent with specific provisions of this agreement shall not be deemed incorporated herein). Executive acknowledges that he has reviewed and is aware of the contents of such handbook. Said Employee Handbook shall be deemed a part of this agreement.

         1.5. Executive shall cooperate with Company to enable Company to obtain, at its expense, life insurance on the life of Executive for the benefit of Company in such amounts as Company may from time to time determine.

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     2.  Term:
         ----

         2.1. The term (herein "Term") of this agreement shall commence as of the date hereof and shall continue, unless sooner terminated as elsewhere provided, for five (5) consecutive years (the "initial term").

         2.2. The term "year" as used above means each period of fifty-two (52) consecutive weeks; provided however that if the term were to expire in the middle of any week, the term shall be deemed extended so as to expire on the Friday of such week.

     3.  Termination:
         -----------

         3.1. Company's Right to Terminate: Company shall have the right to
              ----------------------------
terminate this agreement prior to the expiration date specified herein only for the following:

               (i)   Upon the death of Executive;

               (ii) For cause ("cause" as used herein means (a) conviction of a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to Company, (b) conduct tending to bring Company into substantial public disgrace or disrepute, (c) gross negligence or willful misconduct with respect to Company or (d) any other material breach of this agreement but Company shall not terminate under clauses (b)-(d) hereof unless it shall first give Executive written notice of the alleged defect and the same is not cured within fourteen (14) days of notice thereof.

               (iii)  As provided in paragraphs 6.1 and 7.2 below.

         3.2. Effect of Termination:
              ---------------------

              (a) With Cause: If Company terminates this agreement for cause
                  ----------
Company shall have no further obligation to pay Executive any salary payments (other than accrued but unpaid salary or expense reimbursement, if any) and no further obligation to pay any bonuses other than those theretofore earned, but unpaid.

              (b) Death, Disability:  In the event of termination of this
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agreement for death or disability Company shall have the obligation to pay
Executive any salary, fringe benefits, expense reimbursement and vacation pay and bonus, if any, for the remainder of the year when such event occurs.

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     4. Salary and Bonuses: Provide Executive fully and faithfully renders
        ------------------
all services required hereunder and is not otherwise in breach hereof, Company will pay salary and bonuses as follows:

         4.1  Salary:
              ------

         (a)  Years 1 - 3        -       $325,000.00 per year;


         (b)  Year 4             -       $325,000.00; however if Company
                                         achieves 90% of Earnings Before Taxes
                                         (EBT) projections described below for
                                         the first three years in the aggregate
                                         (averaged over the first three years)
                                         salary for the fourth year shall be
                                         increased to $350,000.00);

         (c)  Year 5             -       $325,000.00; however if Company
                                         achieves 90% of EBT projections for the
                                         first 4 years in the aggregate
                                         (averaged over said years) then salary
                                         for the fifth year shall be increased
                                         to $375,000.00).

         4.2. Incentive Bonuses:  At the end of each calendar year during the
              -----------------
Term, if Executive has been continuously employed by Company throughout the Term through the last day of such year, Executive shall be eligible to receive an annual bonus ("Bonus"); except that in the event of termination during such year because of Executive's death or disability the provisions of paragraph 3 shall apply. The Bonus for each calendar year will be based on the relationship of EBT to Projected EBT for such calendar year. The maximum Bonus for each calendar year shall be 100% of Executive's base salary for such calendar year. The Bonus for any calendar year shall be paid by Company to the Executive promptly after determination thereof but in no event more than one hundred and twenty (120) days after the end of such calendar year; except that if the Company is not in a positive "Free Cash Flow" (as defined in Articles) position at the time when the Bonus is earned payment of the Bonus shall be deferred until such time as cash is available for such payment (as determined by the Board).

          The Projected EBT for 1995-99 is as follows:

                     1995    -    $ 1,837,000.00
                     1996    -    $ 2,963,000.00
                     1997    -    $11,606,000.00
                     1998    -    $23,410,000.00


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                     1999    -    $33,431,000.00

          The table set forth below indicates the percentage of the Bonus which will be payable to the Executive for varying levels of achievement of projected EBT during each calendar year.

           Percentage of
       Projected EBT Obtained      Percentage of Bonus Earned
       ----------------------      --------------------------

        75-79% (1997 only)                   25%

        70-79% (1998 only)                   25%

        65-79% (1999 only)                   25%

        80-84%                               30%

        85-89%                               35%

        90-94%                               40%

        95-99%                               45%

        100%                                 50%

        over 100%                            50% + 1% for each percentage point
                                             by which EBT obtained exceeds 100%
                                             of Projected EBT, up to a maximum
                                             of 100% of salary.


         4.3. Additional bonuses, if any, (other than the guaranteed incentive bonuses described above) may be paid at the discretion of the Compensation Committee.

         4.4. Company's obligation for payment of compensation hereunder shall be subject to all present and future laws, rules, regulations and executive orders affecting such obligation. No withholding, deduction, reduction or limitation of payments hereunder by reason of any such law, rule, regulation or order shall be deemed a breach of this agreement or relieve Executive from Executive's obligations hereunder or give Executive any right to terminate this agreement. If Company is unable to make full payments hereunder because of any wage control law or regulation, Company shall pay Executive any portion of such payment (which is not paid when due) at such time

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when such law or regulation no longer prohibits such payment (unless such law or regulation prohibits such retroactive payments).


     5.  Expenses; Benefits:
         ------------------

         5.1. Executive is authorized to incur reasonable expenses in connection with Company's activity in such amounts as he may be from time to time deem reasonable and necessary (in consultation with the Board, if requested by the Board). Company agrees to pay or to reimburse Executive for such expenses which are reasonably incurred by Executive on behalf of or for the benefit of Company upon the presentation by Executive from time to time of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, and such other information as Company may reasonably require, together with such receipt showing payments as Executive has been able to obtain.

         5.2. Additional Benefits: During the Term, Executive shall also be
              -------------------
entitled to and shall be accorded all rights and benefits for vacation and under any disability insurance, life insurance, health and major medical insurance policy or policies, and any other plans or benefits which Company may provide for senior executive officers of Company or for employees generally during the Term.
     6.  Incapacity:
         ----------

         6.1. If Executive is physically or mentally incapacitated from rendering services hereunder, and if Executive's incapacity or disability shall continue for a period of four (4) consecutive months or more, Company may, at its option, terminate and cancel Executive's employment hereunder by notice mailed or delivered to Executive at any time prior to Executive's return to work hereunder. Executive shall be deemed to be physically or mentally incapacitated if Executive is unable for any reason whatsoever to devote full time to the business of the Company, as determined by the Board.

         6.2. If Company determines that Executive is permanently disabled and if Executive does not agree, determination shall be made by a panel of three (3) doctors, the first to be chosen by Company, the second to be chosen by Executive and the third to be chosen by the first two. Any doctor selected by a party will not be affiliated, associated or related to the party selecting that doctor in any manner whatsoever. The opinion of a majority of the panel of doctors shall be binding on the parties hereto. Each party shall bear its own cost for their own doctor, and the parties shall split the cost of the third doctor (unless it is determined that Executive is not permanently incapacitated, in which event all doctor costs shall be borne by Company).

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     7.  Discontinuance of Business:
         --------------------------

         If Company shall discontinue operating its business, whether because of an adjudication of bankruptcy or insolvency, transfer of assets to a receiver, or for any other reason whatsoever, then this agreement shall terminate effective as of such discontinuance of business, in which event paragraphs 9 and 10 shall have no further force or effect.

     8.  Company's Rights:
         ----------------

         8.1. All results and proceeds of Executive's services hereunder shall be the sole and absolute property of Company for any and all purposes whatsoever, in perpetuity.

         8.2. Company shall have the right to use, disseminate, reproduce, print and publish Executive's name, likeness, voice and biographical material concerning Executive as news or informative matter in connection with Company's business.

         8.3. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Company or its predecessor belong to Company or such subsidiary. Executive will promptly disclose to the Board and perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     9.  Confidential Information:
         ------------------------

         Executive acknowledges that the information, observations, work product, trade secrets and data obtained by him while employed by Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary thereof ("Confidential Information") are the property of Company or such subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or
(ii) must be disclosed under a subpoena or other governmental order, or (iii) was possessed by Executive prior to his employment by Company. Executive shall deliver to Company at the termination of the employment period, or at any other time Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business

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of Company or any subsidiary which he may then possess or have under his control.



     10. Non-Compete, Non-Solicitation:
         -----------------------------

         10.1. Executive acknowledges that in the course of his employment with Company he has and will become familiar with Confidential Information concerning Company and its subsidiaries and that his services have been and will be of special, unique and extraordinary value to Company and its subsidiaries. Therefore during the Term Executive will not be an employee, consultant, advisor, director, shareholder or partner of any other person, firm or corporation; provided that Executive may, in any event, own up to five (5) percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market. The restrictions hereof shall immediately terminate and be of no further force or effect if Executive's employment is terminated by Company without cause.

         10.2. During Executive's employment and for three (3) years after the end of the Term Executive will not attempt to hire or to solicit (for his own purposes or for any other company) any employee of or independent contractor rendering services to Company. Further during Executive's employment and for three (3) years after the end of the Term Executive will not (i) transfer or attempt to transfer any projects in which Company is involved (whether in negotiation, development or production) from Company to himself or to any other company and/or (ii) encourage any company or business with whom Company is doing business (e.g. a network or other exhibitor) from ceasing to do business with Company with respect to any project which is then in negotiation, development or production; provided however that, during such three (3)year period, the submission of projects (other than projects in which Company is involved as aforesaid) to potential contractees (such as a network) shall not be considered a violation of this non-solicitation clause (notwithstanding that such project might be considered competitive to projects of Company).

     11. Notices: All notices required to be given hereunder shall be in
         -------
writing and shall be delivered personally, electronically, or by express, certified or registered mail to the respective addresses of the parties hereto set forth elsewhere in this Agreement, or at such other addresses as may be designated by written notice. Delivery of any notice shall be deemed conclusively made (i) if personally delivered at the time of delivery, (ii) if delivered by transmittal over electronic or telephonic transmitting devices (such as telex or telecopy) to the addressee's telecopy or telex number, at the time of transmittal, provided that the party to whom the notice is delivered has a compatible device, (iii) if delivered by any private overnight express mail service, twenty-four (24) hours after deposit with such service (this period shall be seventy-two (72) hours if addressed to or from a party outside the United States), (iv)
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if mailed, properly addressed and postage prepaid, three (3) business days from date of mailing (seven (7) business days if mailed to or from a country other than U.S.). A copy of any notice hereunder to Company shall also be given to the Law Offices of Dixon Q. Dern, 1901 Avenue of the Stars, Suite 400, Los Angeles, California 90067.

     12. Arbitration:
         -----------

         Any controversy or claim arising out of, or relating to, this agreement, the breach thereof, or the coverage of this arbitration provision shall be settled by arbitration pursuant to the provisions of Section 1280, et seq. of the California Code of Civil Procedure (or such substitute provisions therefor then in effect); provided, that any arbitrator(s) selected shall have experience in or knowledge of the business(es) in which Company is engaged. Any such arbitration shall be conducted in Los Angeles, California. The arbitration of such issues, including the determination of the amount of any damages suffered by any party hereof by reason of the acts or omissions of another shall be to the exclusion of any court of law except as set forth below. The decision of the arbitrators or a majority of them shall be final and binding on all parties and their respective heirs, executors, administrators, successors and assigns. Any action to secure a judicial confirmation of the arbitration award may be brought in any state or federal court of competent jurisdiction. If the parties or the arbitrators appointed by them are unable to agree upon the selection of a neutral arbitrator then either party may, at its election, require that the arbitration shall be conducted under the auspices and rules of the American Arbitration Association (AAA) and that the neutral arbitrator shall be selected by the AAA. Arbitration hereunder shall not, in any event, (i) prevent any party from seeking and obtaining equitable relief, including, but not limited to, prohibitory or mandatory injunctions, specific performance or extraordinary writs, in any court of law or equity having jurisdiction, nor (ii) prevent any party from joining any other party as defendant in any action brought by or against a third party, nor (iii) prevent any party from filing legal action hereunder to effectuate any attachment or garnishment, provided that such party stipulates in such action, at any other party's request, to arbitration on the merits of said case, nor (iv) prevent a party from filing legal action to compel arbitration under the arbitration provisions hereof.

       13. General Provisions:
           ------------------

           13.1.  Waiver:  A waiver by either party of any of the terms or
                  ------
conditions of this agreement in any one instance shall not be construed to be a waiver of such term or condition for the future, or any subsequent breach thereof; all remedies, rights, undertakings, obligations and agreements contained in this agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

           13.2.  Construction:  This agreement shall be governed by and
                  ------------
construed in accordance with the laws of the State of California applicable to contracts entered

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into and fully to be performed therein.  In view of the fact that this agreement was in whole or in part negotiated and entered into in California, the parties consent to and agree to submit to the jurisdiction of the courts of the State of California (and/or the federal courts within California), and each party agrees that service of process may be effected by mail (certified or registered mail, return receipt requested), to or by personal service upon such party (or any officer of a corporate party) at such party's address as set forth in this agreement or such other address as such party may specify in writing.

          Wherever the context of this agreement requires it, each gender shall be deemed to embrace and include the others, and the singular shall be deemed to embrace and include the plural.

         13.3.  Severability of Provisions:  If any provision hereof as applied
                --------------------------
to either party or to any circumstance shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provisions hereof, the application of such provision in any other circumstances or the validity or enforceability hereof.

         13.4.  Entire Understanding:  This agreement contains the entire
                --------------------
understanding of the parties hereto relating to the subject matter herein contained and supercedes any and all prior negotiations, understanding and agreements between the parties (whether oral or in writing); this agreement cannot be changed, rescinded or terminated except by a writing signed by the Company.

         13.5.  Successors and Assigns:  Except where expressly provided to the
                ----------------------
contrary, this agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devisees.

         13.6.  Paragraph Titles:  The titles of the paragraphs of this
                ----------------
agreement are for convenience only and shall not in any way affect the interpretation of any paragraphs of this agreement or of the agreement itself.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                    FILM ROMAN, INC.


                                    By   /signed by Authorized Signatory/
                                    ---------------------------------------

                                               /s/ Phil Roman
                                    ----------------------------------------
                                    PHILIP ROMAN

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